Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS	MEDIA
Matt Schroeder	Karen Rugen
(717) 214-8867	(717) 730-7766

or investor@riteaid.com

RITE AID PRICES OFFERING OF SENIOR SECURED NOTES

CAMP HILL, PA (August 9, 2010) - Rite Aid Corporation (NYSE: RAD) announced today the terms of an offering of $650 million aggregate principal amount of 8.00% senior secured notes due 2020. The notes will be unsecured, unsubordinated obligations of Rite Aid Corporation and will be guaranteed by substantially all of Rite Aid’s subsidiaries. The guarantees will be secured on a senior lien basis.

The notes offering is expected to close on August 16, 2010, subject to customary closing conditions.

The proceeds of the offering will be used, together with available cash, to repay and retire Rite Aid’s $648.0 million Tranche 4 Term Loan due 2015 under its senior secured credit facility, and to fund related fees and expenses.

The notes and the related subsidiary guarantees will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.  The notes and the related subsidiary guarantees have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Rite Aid is one of the nation’s leading drugstore chains with nearly 4,800 stores in 31 states and the District of Columbia with fiscal 2010 annual revenues of $25.7 billion.

This press release contains forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include: our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions (including the impact of continued high unemployment and changing consumer behavior); inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to realize same store sales growth; our ability to hire and retain qualified personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations and health care reform; our ability to maintain listing of our common stock on the New York Stock Exchange, and the resulting impact on our indebtedness, results of operations and financial condition; and the timing and effect of our proposed reverse stock split. Consequently, all of the forward-looking statements made in this press release, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by Rite Aid with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as “may”, “will”, “intend”, “plan”, “project”, “expect”, “anticipate”, “could”, “should”, “would”, “believe”, “estimate”, “contemplate”, and “possible.”

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